EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-66398 on Form S-8 and Registration Statement No. 333-67942 on Form S-3 of Valence Technology, Inc. of our report dated May 24, 2002 appearing in this Annual Report on Form 10-K of Valence Technology, Inc. for the year ended March 31, 2002.


/s/ DELOITTE & TOUCHE LLP

Austin, Texas
May 24, 2002